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                                                        Exhibit 99.B(d)(3)(D)(i)

[ING FUNDS LOGO]


July 29, 2005


Todd Modic
Senior Vice President
ING Funds Services, LLC
7337 E. Doubletree Ranch Road
Scottsdale, AZ  85258

Dear Mr. Modic:

     Pursuant to the Amended and Restated Administration Agreement dated April 29, 2005, between ING Investors Trust and ING Funds Services, LLC (the "Agreement") we hereby notify you of our intention to retain you as Administrator to render administrative and other services to ING MarketPro Portfolio and ING VP Index Plus International Equity Portfolio, two newly established series of ING Investors Trust (the "New Series"), upon all of the terms and conditions set forth in the Agreement.

     Upon your acceptance, the Agreement will be modified to give effect to the foregoing by adding the New Series to SCHEDULE A of the Agreement. The AMENDED SCHEDULE A, with the annual administration fees indicated for each series, is attached hereto.

     Please signify your acceptance to act as Administrator under the Agreement with respect to the aforementioned New Series.

                                            Very sincerely,


                                            /s/ Robert S. Naka
                                            Robert S. Naka
                                            Senior Vice President
                                            ING Investors Trust


ACCEPTED AND AGREED TO:
ING Funds Services, LLC


By: /s/ Todd Modic
    ----------------------------
     Todd Modic
     Senior Vice President


7337 E. Doubletree Ranch Rd.       Tel: 480-477-3000         ING Investors Trust
Scottsdale, AZ 85258-2034          Fax: 480-477-2700
                                   www.ingfunds.com

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                               AMENDED SCHEDULE A

                                     TO THE

                  AMENDED AND RESTATED ADMINISTRATION AGREEMENT

                               ING INVESTORS TRUST

                                                                       ANNUAL ADMINISTRATION FEE
SERIES                                                                 -------------------------
------                                                        (AS A PERCENTAGE OF AVERAGE DAILY NET ASSETS)
ING American Funds Growth Portfolio                 0.10% if the Series has not invested all or substantially all of its assets in another investment company or 0.00% if the Series invests all or substantially all of its assets in another
                                                    investment company

ING American Funds International Portfolio          0.10% if the Series has not invested all or substantially all of its assets in another investment company or 0.00% if the Series invests all or substantially all of its assets in another
                                                    investment company

ING American Funds Growth-Income Portfolio          0.10% if the Series has not invested all or substantially all of its assets in another investment company or 0.00% if the Series invests all or substantially all of its assets in another
                                                    investment company

ING FMR(SM) Earnings Growth Portfolio               0.10%

ING JPMorgan Value Opportunities Portfolio          0.10%

ING MarketPro Portfolio                             0.05%

ING Marsico International Opportunities Portfolio   0.10%

ING MFS Utilities Portfolio                         0.10%

ING VP Index Plus International Equity Portfolio    0.10%

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